ANCHOR SERIES TRUST
CERTIFICATE OF AMENDMENT TO DECLARATION OF
TRUST
TO CHANGE ADDRESS OF PRINCIPAL OFFICE

	WHEREAS, the Amended and Restated Declaration of
Trust of Anchor Series Trust (the "Trust") dated as of
September 27, 2011, as amended (the "Declaration"), provides, in Article III that the Trustees may change the principal place of business of the Trust;

	WHEREAS, the address of the principal office of the Trust has changed;

	NOW THEREFORE, the undersigned, constituting at least a majority of the Trustees of the Trust, acting pursuant to
Section 11.1 of the Declaration, do hereby amend the second sentence of Article III of the Declaration to provide as follows:

The principal place of business of the Trust is Harborside 5, 185 Hudson Street, Suite 3300, Jersey
City, New Jersey 07311.

	IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Certificate of Amendment as of this 7th day of June, 2017.


/s/JUDITH L. CRAVEN	/s/
WILLIAM F. DEVIN
Dr. Judith L. Craven, as Trustee			William F.
Devin, as Trustee
Harborside 5						Harborside
5
185 Hudson Street, Suite 3300			185
Hudson Street, Suite 3300
Jersey City, New Jersey 07311			Jersey City,
New Jersey 07311


/s/ STEPHEN J. GUTMAN
	__________
__________________________
Stephen J. Gutman					Peter A.
Harbeck
Harborside 5						Harborside
5
185 Hudson Street, Suite 3300			185
Hudson Street, Suite 3300
Jersey City, New Jersey 07311			Jersey City,
New Jersey 07311


/s/ RICHARD W. GRANT
Richard W. Grant
Harborside 5
185 Hudson Street, Suite 3300
Jersey City, New Jersey 07311